SECOND AMENDMENT TO SITEL CORPORATION
                       EXECUTIVE WEALTH ACCUMULATION PLAN

As Adopted March 13, 1998
_________________________

     1. Section 2.14 of the SITEL Corporation Executive Wealth Accumulation Plan (the "Plan") is amended in its entirety, effective January 1, 1998, to read as follows:

2.14 PLAN YEAR. Plan Year means a twelve-month period commencing on January 1 and ending the following December 31, except that the first Plan Year shall commence on the Effective Date and end on the following May 31 and the Plan Year commencing on June 1, 1997 shall be a short Plan Year ending on December 31, 1997.

     2. Section 4.1 of the Plan is amended in its entirety, effective January 1, 1998, to read as follows:

4.1 PARTICIPATION. Participation in the Plan shall be limited to those key executives selected by the Committee who elect to participate in the Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to the December 15, March 15, June 15, or September 15 immediately preceding the calendar quarter in which a Participant's participation under the agreement will commence; provided, that for the first Plan Year of the Plan, an initial Participation Agreement may be filed at any time prior to the deferral of any compensation for such first Plan Year. The election to participate shall be effective on the first day of the calendar quarter following receipt by the Committee of a properly completed and executed Participation Agreement.

With respect to an individual hired or promoted during a Plan year who thereby becomes eligible to participate herein, an initial Participation Agreement may be filed within thirty days of the Committee's notification to the Participant of eligibility to participate. Such election to participate shall be effective on the first day of the calendar quarter following the Committee's receipt thereof.

     3. Section 4.2 of the Plan is amended in its entirety, effective January 1, 1998, to read as follows:

4.2 MINIMUM AND MAXIMUM DEFERRAL AND LENGTH OF PARTICIPATION. A Participant may elect in any Participation Agreement to defer a portion of Participant's Base Salary and/or Incentive Compensation. The minimum and Maximum amounts that may be deferred under any single Participation Agreement shall be as follows:

                                   Minimum Deferral    Maximum Deferral
                                   ________________    ________________

With respect to Base
Salary Deferral                    5% of Base Salary   25% of Base Salary


With respect to                    10% of Incentive    100% of Incentive
Incentive Compensation             Compensation        Compensation

     (a) With respect to Base Salary deferrals, the deferral percentage elected in each Participation Agreement shall be applied to the Participant's Base Salary as established for the first pay period of the first calendar quarter to which the Participation Agreement applies, and the resulting dollar amount shall be the amount of Base Salary that will be deferred in each pay period subject to the Participation Agreement. Each Participation Agreement shall apply to the Participant's Base Salary payable over a period of one (1) calendar quarter, (or until the Participant's retirement, whichever occurs first); provided that a Participation Agreement shall remain in full force and effect with respect to Base Salary deferrals in subsequent calendar quarters until a revised Participation Agreement or an election not to participate is filed by the Participant not later than the December 15, March 15, June 15 or September 15, immediately preceding the commencement of the next calendar quarter.

     Deferrals shall commence with the calendar quarter immediately following the calendar quarter in which the respective Participation Agreement is filed. The fixed dollar amount of Base Salary deferral applicable over a deferral period shall not be changed by virtue of a change in Base Salary alone.

     (b) With respect to Incentive Compensation deferrals, the deferral percentage selected in each Participation Agreement shall apply to the Participant's Incentive Compensation payable over a period of four (4) calendar quarters, (or until the Participant's retirement, whichever occurs first); provided that a Participation Agreement shall remain in full force and effect with respect to Incentive Compensation deferrals in subsequent calendar quarters until a revised Participation Agreement or an election not to participate is filed by the Participant not later than the December 15, March 15, June 15, or September 15 immediately preceding the commencement of the calendar quarter.

     4. Section 4.3 of the Plan is amended in its entirety, effective January 1, 1998, to read as follows:

4.3 ADDITIONAL PARTICIPATION AGREEMENT. A Participant may enter into a new Participation Agreement by filing a Participation Agreement with the Committee prior to the December 15, March 15, June 15 or September 15 immediately preceding and calendar quarter, stating the amount that the Participant elects to have deferred for the next calendar quarter. Such new Participation Agreement shall be effective as to Compensation paid in calendar quarters beginning after the last day of the calendar quarter in which the respective agreement is filed with the Committee and shall amend any prior Participation Agreement filed by such Participant. Each new Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.



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